UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 16, 2012

UNISYS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 986-4011

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Pursuant to the terms and conditions of the Underwriting Agreement, dated as of August 16, 2012 (the “Underwriting Agreement”), between Unisys Corporation (the “Company”) and Citigroup Global Markets Inc., as the representative of the several underwriters named therein, the Company issued, on August 21, 2012, $210,000,000 aggregate principal amount of its 6.25% Senior Notes due 2017 (the “Notes”). The Notes were issued under the First Supplemental Indenture, dated as of August 21, 2012, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of June 1, 2012, between the Company and the Trustee.

A copy of each of the Underwriting Agreement, the Supplemental Indenture and the form of Note is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 16, 2012, between the Company and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule A therein

4.1	First Supplemental Indenture, dated as of August 21, 2012, between the Company and the Trustee

4.2	Form of 6.25% Senior Note due 2017 (included in Exhibit 4.1 hereto)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISYS CORPORATION

Date: August 22, 2012	By:	/s/ Janet B. Haugen
Janet B. Haugen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 16, 2012, between the Company and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule A therein

4.1	First Supplemental Indenture, dated as of August 21, 2012, between the Company and the Trustee

4.2	Form of 6.25% Senior Note due 2017 (included in Exhibit 4.1 hereto)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

5